EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to incorporation by reference in the registration statement on Form S-8 filed October 30, 2001 of Wild Oats Markets, Inc. of our report dated February 5, 1999, with respect to the statements of earnings, stockholders' equity, and cash flows of Henry's Marketplace, Inc. for the fifty-two weeks ended December 27, 1998, which report appears in the December 30, 2000, annual report on Form 10-K/A of Wild Oats Markets, Inc.

KPMG LLP

San Diego, California

October 26, 2001